Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, John J. Millerick, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Analogic Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/John J. Millerick
Date: November 28, 2007	John J. Millerick
Chief Financial Officer
(Principal Financial Officer)